Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value $0.000067 per share of LightInTheBox Holding Co., Ltd., a company incorporated in the Cayman Islands, and that this agreement may be included as an exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 3, 2021.

Fraser Holdings Group Limited	By:	/s/ Daming Zhu
	Name:	Daming Zhu
	Title:	Director

Vision Knight Capital (China) Fund II, L.P. acting through its general partner, Vision Knight Capital (China) GP II, L.P. (acting through its general partner, VKC (China) GP II, Ltd.)	By:	/s/ Zhe Wei
	Name:	Zhe Wei
	Title:	Director

Vision Knight Capital (China) GP II, L.P. (acting through its general partner, VKC (China) GP II, Ltd.)	By:	/s/ Zhe Wei
	Name:	Zhe Wei
	Title:	Director

VKC (China) GP II Ltd.	By:	/s/ Zhe Wei
	Name:	Zhe Wei
	Title:	Director

VKC Cayman II Ltd.	By:	/s/ Zhe Wei
	Name:	Zhe Wei
	Title:	Director

Zhe Wei	By:	/s/ Zhe Wei